Registration No. 33-89748
                                                         Rule 424(b)(3)

                 SUPPLEMENT TO PROSPECTUS DATED JULY 19, 1995

                 MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

                Share Purchase and Dividend Reinvestment Plan
                              __________________

                              10,000,000 Shares

                                 Common Stock
__________________________________________________________________________

     On May 31, 1997, Dean Witter, Discover & Co. and Morgan Stanley Group Inc. consummated their previously announced merger. Dean Witter, Discover & Co. is the surviving corporation in the merger and will continue its corporate existence under the name "Morgan Stanley, Dean Witter, Discover & Co."

     Additional information may be obtained from: Investor Relations, Morgan Stanley, Dean Witter, Discover & Co., 1585 Broadway, New York, New York 10036, telephone number: (212) 762-8131.



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               The date of this Supplement is June 23, 1997